Exhibit 21.1

Subsidiaries of Open Text Corporation as of June 17, 2009

Corporation Name	Jurisdiction
Hummingbird Australia Pty Limited	Australia
Open Text Pty Ltd.	Australia
RedDot Solutions Pty Ltd.	Australia
Captaris International Pty Limited	Australia
Open Text Software Austria GmbH (formerly IXOS Software (Austria) GmbH)	Austria
2120808 Ontario Inc	Canada
2016090 Ontario Inc.	Canada
2016091 Ontario Inc.	Canada
Hummingbird Canada Ltd.	Canada
Captaris Canada Corporation	Canada
Vizible Corporation	Canada
OT Limited Partnership No.1	Canada
OT Limited Partnership No. 2	Canada
OT Limited Partnership No. 3	Canada
Hummingbird Connectivity Partnership	Canada
Open Text A/S (formerly IXOS Software Nordic A/S)	Denmark
HCL France SAS	France
Hummingbird France SAS	France
Open Text SARL	France
Open Text Software GmbH (formerly Gauss Interprise AG)	Germany
Hummingbird Holdings GmbH	Germany
Open Text GmbH	Germany
Gauss Holding GmbH	Germany
Open Text Document Technologies GmbH (formerly Captaris Document Technologies GmbH)	Germany
Captaris (Hong Kong) Limited	Hong Kong
Centrinity Ltd.	Ireland
Open Text S.R.L. (formerly Hummingbird SPA)	Italy
Hummingbird Japan KK	Japan
Open Text KK	Japan
PC Docs Japan KK	Japan
Open Text Mexico, S. de R.L. de C.V.	Mexico
Hummingbird Communications BV	Netherlands
Open Text International BV	Netherlands
Captaris International BV	Netherlands
OT Dutch Holdings BV	Netherlands
Open Text European Holdings Cooperatief U.A.	Netherlands
Red Dot Solutions Sp. z.o.o	Poland
Open Text (Asia) Pte Ltd.	Singapore
Hummingbird Spain, S.L.	Spain
IXOS Technology SL	Spain
Open Text AB (formerly Mediaflow AB)	Sweden
Open Text AG	Switzerland
Fulcrum Technologies Limited	UK
Hummingbird Legal Solutions Limited	UK
Hummingbird UK Limited	UK
Leonard’s Logic Limited	UK
Open Text UK Ltd.	UK
PC Docs Group Europe Ltd.	UK
People Doc Limited	UK
RedDot Solutions (UK) Limited	UK
Valid Information Systems Limited	UK
Castelle Europe Limited	UK
Momentum Systems, Inc.	USA
Open Text Eloquent Inc.	USA
Open Text Inc.	USA
Open Text USA Holdings, Inc	USA
Open Text GP Inc.	USA
OT USA LLC	USA
Rebop Media, Inc.	USA
Captaris, Inc.	USA
Vizible Corporation US	USA
Scenic Merger Corp.	USA